EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Etherington, Randy A. White, Tod J. Gordon and Mary K. Walter, jointly and severally, his or her attorney-in-fact, each with power of substitution, for him or her in any and all capacities to sign a Registration Statement on Form S-3 relating to securities issued by an entity formed by Bank One Auto Securitization LLC (the "LLC"), and any amendments thereto (including any post-effective amendments) and any subsequent registration statement filed by the LLC pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

NAME	TITLE	DATE
/s/ Dean A. Christiansen Dean A. Christiansen	Director	July 30, 2003
/s/ Tod J. Gordon Tod J. Gordon	Director, Chief Financial Officer and Chief Accounting Officer	July 30, 2003
/s/ Randy A. White Randy A. White	Director and Chief Executive Officer	July 30, 2003